EXHIBIT 10.2

Lock-Up Agreement

This Lock-up Agreement, dated September 30, 2019, is by and between BioCorRx Inc., a Nevada corporation (the “Company”) and BICX Holding Company LLC (the “Investor”) (referred to collectively herein as the “Parties”).

WHEREAS, the Company and the Investor entered into a Conversion Agreement dated September 30, 2019, pursuant to which the Company has agreed to issue to the Investor two million two hundred twenty seven thousand five hundred seventy five (2,227,575) shares of the Company’s common stock, par value $0.001 per share to convert the remaining principal due and owing on a certain senior secured convertible promissory note in the amount equal to $4,160,000 (the “Conversion Shares”); and

WHEREAS, the Company has filed an S-1 registration statement with the United States Securities and Exchange Commission (the “SEC”) on February 14, 2019 pursuant to which the Company intends to conduct a public offering of its securities to raise gross proceeds to the Company of at least $10,000,000 (subject to adjustment in the Company’s sole discretion) (the “Public Offering”).

NOW, THEREFORE, the Company and the Investor agree as follows:

Without the prior written consent of the Company, the Investor will not, during the period commencing on the date hereof and ending six (6) months following the initial closing of the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, the Conversion Shares; (2) enter into any swap or other arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Conversion Shares; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Conversion Shares. Notwithstanding the foregoing, and subject to the conditions below, the Investor may transfer Conversion Shares without the prior written consent of the Company in connection with (a) transfers of Conversion Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this Lock-up Agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (b) by operation of law, such a pursuant to a qualified domestic order or in connection with a divorce settlement; or (c) if the Investor, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Conversion Shares to any shareholder, partner or member of, or owner of similar equity interests in, the Investor, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (a), (b) or (c), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Company a lock-up agreement substantially in the form of this Lock-Up Agreement and (iii) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made. The Investor also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Conversion Shares except in compliance with this Lock-Up Agreement. Notwithstanding the foregoing, in the event that the Public Offering is terminated or abandoned prior to closing then the Lock-Up Period shall expire upon the later of the date which is six (6) months from the date hereof or thirty (30) days from the date of such termination or abandonment.

The Investor and the Company hereby represents and warrants that it has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized and constitutes the legal, valid and binding obligation of the Investor and the Company, enforceable in accordance with its terms. Upon request, the Investor will execute any additional documents necessary in connection with the enforcement hereof.

The Investor understands that the Conversion Shares are “restricted securities” under applicable federal securities laws and that the Securities Act of 1933, as amended (the “Securities Act”) and the rules of the SEC provide in substance that the Investor may dispose of the Conversion Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the Investor understands that the Company has no obligation or intention to register the offer or sale any of the Conversion Shares, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder).

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The Investor understands that the Company is relying upon this Lock-Up Agreement in proceeding toward the issuance of the Conversion Shares. The Investor further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the Investor’s heirs, legal representatives, successors and assigns.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflict of laws principles thereof. This Lock-Up `Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Lock-Up Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof

Please indicate acceptance and approval of this Lock-Up Agreement by signing below:

BIOCORRX INC.	BICX HOLDING COMPANY LLC

/s/ Lourdes Felix	/s/ Travis Mullen
Lourdes Felix	Travis Mullen
Chief Financial Officer	Manager

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